Exhibit 99.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

I, Ronald J. Lataille, Chief Financial Officer of UFP Technologies, Inc., a Delaware corporation (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that, to the best of my knowledge and belief:

(1)        The Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated: November 13, 2002	/s/ Ronald J. Lataille
Ronald J. Lataille,
Chief Financial Officer